EX-99.14.a

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Representations and Warranties by Delaware Group Equity Funds III” and “Representations and Warranties by Delaware Group Equity Funds IV” in Exhibit A to the Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Delaware Group Equity Funds IV, relating to the reorganization of the Delaware Trend Fund, a series of Delaware Group Equity Funds III, into Delaware Smid Cap Growth Fund, a series of Delaware Group Equity Funds IV, the references to our firm under the captions "Financial Highlights" in the Delaware Smid Cap Growth Fund Prospectuses (Institutional Class and Class A, B, C and R) dated January 28, 2010, incorporated by reference in this Registration Statement, the reference to our firm under the caption “Financial Statements” in the Delaware Group Equity Funds IV Statement of Additional Information dated January 28, 2010, incorporated by reference in this Registration Statement, the references to our firm under the captions “Financial Highlights” in the Delaware Trend Fund Prospectuses (Institutional Class and Class A, B, C and R) dated October 28, 2009, incorporated by reference in this Registration Statement, the reference to our firm under the caption “Financial Statements” in the Delaware Group Equity Funds III Statement of Additional Information dated October 28, 2009, incorporated by reference in this Registration Statement, the incorporation by reference of our report on Delaware Trend Fund dated August 19, 2009, included in the 2009 Annual Report to shareholders, and the incorporation by reference of our report on Delaware Smid Cap Growth Fund (formerly known as Delaware Growth Opportunities Fund) dated November 19, 2009, included in the 2009 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 2, 2010